UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 22, 2016

PEERLOGIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-191175	46-4824543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

119 West 24th Street, 4th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

(914) 550-9993

(Registrant’s telephone number, including area code)

___________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2016, Joshua Partridge tendered his resignation as Chief Operating Officer (“COO”) of PeerLogix, Inc. (the “Company”). Mr. Partridge’s resignation as the COO is not a result of any disagreements with the Company regarding its the operations, policies or practices.

As of the date of this filing, Mr. Partridge continues to serve as the Company’s Secretary and Director.

On March 10, 2016, the Company filed a Current Report on Form 8-K (“Original Form 8-K”) to announce the termination of Charles Gonsher for cause as the Company’s Chief Accounting Office. Since then, the Company has had discussions with Mr. Gonsher, and both parties have agreed that the Mr. Gonsher’s termination was on amicable terms, was not for cause and was not a result of any disagreements with the Company regarding its the operations, policies or practices. The Company hereby amends and revises the disclosures of the Original Form 8-K, which is incorporated herein in its entirety.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLOGIX, INC.

Date: May 2, 2016	By:	/s/ William Gorfein
Name: William Gorfein Title: Chief Executive Officer

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